UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   January 4, 2006

CNS, Inc.
 (Exact name of Registrant as Specified in its Charter)

Delaware
 (State Or Other Jurisdiction Of Incorporation)

0-16612	41-1580270
(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Smetana Lane
Eden Prairie, MN	55344
(Address Of Principal Executive Offices)	(Zip Code)

(952) 229-1500
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 7 are not applicable and therefore omitted.

Item 1.02      Termination of a Material Definitive Agreement.

On January 4, 2006, CNS, Inc. (the “Company”) and Onesta Nutrition, Inc. (“Onesta”) terminated that certain License Agreement between the Company and Onesta dated as of November 10, 1997 (the “License Agreement”). Pursuant to the License Agreement, the Company licensed certain of Onesta’s intellectual property, including U.S. and non-U.S. patents and patent applications, know-how and records (the “Intellectual Property”) relating to low viscosity, non-gelling soluble fiber supplement products, including those products manufactured and sold by the Company under the brand name “Fiber Choice.” The License Agreement was terminated by mutual agreement of the parties in connection with the Company’s purchase of the Intellectual Property from Onesta on January 4, 2006 concurrent with the termination of the License Agreement.

Item 8.01      Other Events

On January 4, 2006, the Company issued a press release attached hereto as Exhibit 99.1 announcing that the Company purchased the Intellectual Property from Onesta for approximately $8,000,000 in cash.

Item 9.01      Financial Statements And Exhibits

Exhibit No.	Description
99.1	Press Release issued on January 4, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNS, INC.

By:	/s/ Marti Morfitt
Marti Morfitt President and Chief Executive Officer

Date:   January 5, 2006